                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section mark)240.14a-11(c) or
  (section mark)240.14a-12
                             Cone Mills Corporation
                (Name of Registrant as Specified In Its Charter)
              Terry L. Weatherford, Secretary, 1201 Maple Street,
                Greensboro, North Carolina 27405, (910) 379-6220
                   (Name of Person(s) Filing Proxy Statement)
PAYMENT OF FILING FEE (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1) Title of each class of securities to which transaction applies:
  2) Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange
     Act Rule 0-11:
  4) Proposed maximum aggregate value of transaction:
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

                             CONE MILLS CORPORATION
                            GREENSBORO, N. C. 27405
                                                                   April 4, 1994
DEAR SHAREHOLDER:
     On behalf of the Board of Directors, we are pleased to invite you to attend the Annual Meeting of Shareholders of Cone Mills Corporation to be held at 10:00 a.m. on Tuesday, May 10, 1994, at the Sheraton Hotel & Conference Center, 303 North Elm Street, in Greensboro, NC.
     The notice of meeting and proxy statement accompanying this letter describe the matters on which action will be taken. At the Annual Meeting we will also review the Corporation's activities and provide time for questions from shareholders.
     Please sign and return the enclosed proxy form in the envelope provided as soon as possible to ensure that your shares will be voted at the meeting. Sincerely,
Dewey L. Trogdon
Chairman of the Board
J. Patrick Danahy
President and Chief Executive Officer
                                   (Cone Mills logo)

                             CONE MILLS CORPORATION
                    1201 MAPLE STREET, GREENSBORO, NC 27405
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 4, 1994
TO THE HOLDERS OF COMMON STOCK OF
CONE MILLS CORPORATION:
     The Annual Meeting of the Shareholders of Cone Mills Corporation will be held at the Sheraton Hotel & Conference Center, 303 North Elm Street, in Greensboro, North Carolina, on Tuesday, May 10, 1994, at 10:00 a.m. for the following purposes:
     1. To elect four directors as Class II Directors, for a term of three years or until their successors are elected and qualified.
     2. To approve the Cone Mills Corporation 1994 Stock Option Plan for Non-Employee Directors.
     3. To ratify the appointment of McGladrey & Pullen as independent auditors for the Corporation for the fiscal year ending January 1, 1995.
     4. To act upon such other business as may properly come before the meeting and any adjournment thereof.
     The Board of Directors of the Corporation has fixed the close of business on March 18, 1994, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.
     YOUR PROXY IS ENCLOSED. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE GIVING OF THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND.
                                         TERRY L. WEATHERFORD
                                         SECRETARY

                             CONE MILLS CORPORATION
                               1201 MAPLE STREET
                              GREENSBORO, NC 27405
                              PROXY STATEMENT FOR
                     ANNUAL MEETING TO BE HELD MAY 10, 1994
                                                            DATED: APRIL 4, 1994
     Your proxy is solicited on behalf of the Board of Directors of Cone Mills Corporation (the "Corporation" or "Cone") for use at the Annual Meeting of Shareholders to be held at the time and place set forth in the accompanying Notice of Annual Meeting. It may be revoked by you at any time before it is exercised. All unrevoked proxies that are properly executed will be voted and, if a choice is specified with respect to any matter to be acted on, the shares will be voted in accordance with such specifications. If no specifications are given, the persons named in the accompanying proxy intend to vote the shares represented thereby in favor of: (i) election of the four nominees for Director (Class II) named herein for terms of three years; (ii) approval of the Cone Mills Corporation 1994 Stock Option Plan for Non-Employee Directors; and (iii) ratification of the Board of Directors' appointment of McGladrey & Pullen as independent auditors.
     This Proxy Statement and the enclosed proxy are being first mailed to shareholders on or about April 4, 1994. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Corporation will reimburse them for their expenses in so doing. Personal solicitation may also be conducted by telephone and mail by officers and employees of Cone without added compensation.
     Holders of Common Stock of record at the close of business March 18, 1994, will be entitled to vote at the meeting. On that date 27,747,021 shares of Common Stock were outstanding. Each share is entitled to one vote and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the meeting.
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than five percent (5%) of the Company's outstanding Common Stock:

                                NAME OF AND ADDRESS                                    AMOUNT AND NATURE OF
                              OF BENEFICIAL OWNER (1)                                  BENEFICIAL OWNERSHIP    PERCENTAGE OF CLASS
The Equitable Companies Incorporated................................................         2,316,600(2)              8.35%
787 Seventh Avenue
New York, N.Y. 10019

(1) Does not include Crestar Bank, trustee of the Cone Employee Equity Plan which held of record for the plan 2,823,218 shares of Common Stock on March 18, 1994. The plan trustee votes shares held in the plan only if participants do not exercise pass-through voting rights, and exercises investment or dispositive rights only in accordance with the terms of the plan. The trustee, therefore, disclaims beneficial ownership.
(2) According to a Schedule 13G filed with the Securities and Exchange Commission and received by the Corporation from The Equitable Companies Incorporated ("Equitable), these shares may be deemed to be owned by a group consisting of Equitable, AXA (a French holding company), and five French mutual insurance companies consisting of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle. According to the
    Schedule 13G, the shares are held by Alliance Capital Management L.P., a subsidiary of Equitable, and were acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. The Schedule 13G states that the group may be deemed to exercise sole voting power as to 1,788,700 shares and sole investment power as to 2,316,600 shares.
                                       1

                   SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                          AND NAMED EXECUTIVE OFFICERS
     The following table sets forth certain information with respect to the beneficial ownership of the Corporation's Common Stock as of March 18, 1994:

                                NAME OF DIRECTOR                                      AMOUNT AND NATURE OF
                               NOMINEE OR OFFICER                                  BENEFICIAL OWNERSHIP (L)(2)
John L. Bakane (3)..............................................................              199,809
Doris R. Bray...................................................................               15,000
J. Patrick Danahy (3)(4)........................................................              300,620
Norman Friedman (3)(5)..........................................................              219,177
Leslie W. Gaulden (6)...........................................................              376,000
Jeanette C. Kimmel..............................................................              121,000
Charles M. Reid.................................................................                5,000
John W. Rosenblum...............................................................                  300
Dewey L. Trogdon (7)............................................................              965,194
Richard S. Vetack (3)(8)........................................................              207,549
Bud W. Willis III (3)(9)........................................................              272,259
All Directors, Nominees and Officers as a Group (18 persons)....................            3,772,240
                                NAME OF DIRECTOR
                               NOMINEE OR OFFICER                                 PERCENTAGE OF CLASS
John L. Bakane (3)..............................................................        *
Doris R. Bray...................................................................        *
J. Patrick Danahy (3)(4)........................................................           1.08%
Norman Friedman (3)(5)..........................................................        *
Leslie W. Gaulden (6)...........................................................           1.35%
Jeanette C. Kimmel..............................................................        *
Charles M. Reid.................................................................        *
John W. Rosenblum...............................................................        *
Dewey L. Trogdon (7)............................................................           3.48%
Richard S. Vetack (3)(8)........................................................        *
Bud W. Willis III (3)(9)........................................................        *
All Directors, Nominees and Officers as a Group (18 persons)....................          13.58%

* Represents less than 1%.
(1) Unless otherwise indicated, all shares are owned of record and the beneficial ownership consists of sole voting power and sole investment power. Includes shares subject to options which are presently exercisable or are exercisable within 60 days of March 18, 1994 as follows: Mr. Bakane (5,000 shares), Mr. Danahy (6,000 shares), Mr. Vetack (5,000 shares), Mr. Willis (12,600 shares), and all Directors, Nominees, and Officers as a Group (38,400 shares). Does not include 1,000 shares that may be granted to each nonemployee director pursuant to the 1994 Stock Option Plan for Non-Employee Directors if approved by the shareholders at the Annual Meeting.
(2) Does not include shares of the Corporation's Class A Preferred Stock allocated to the individual accounts of officers in the Cone Mills Corporation 1983 ESOP.
(3) Includes shares of Common Stock allocated to the individual accounts of directors and Named Executive Officers in the Cone Mills Corporation Employee Equity Plan as of December 31, 1993, as follows:

    Mr. Bakane..................................................................................     26,651 shares
    Mr. Danahy..................................................................................     38,528 shares
    Mr. Friedman................................................................................     29,777 shares
    Mr. Vetack..................................................................................     20,014 shares
    Mr. Willis..................................................................................     45,026 shares
    All Directors, Nominees and Officers as a group (18 persons)................................    264,268 shares

(4) Includes 72,000 shares owned of record by Mr. Danahy's wife.
(5) Mr. Friedman retired on December 31, 1993 as an active employee and officer of the Corporation.
(6) Includes 100,000 shares owned of record by Mr. Gaulden's wife.
(7) Includes 250,000 shares owned of record by Mr. Trogdon's wife and 50,694 shares owned of record by the Trustee for Mr. Trogdon's Individual Retirement Account.
(8) Includes 32,325 shares owned of record by Mr. Vetack's wife.
(9) Includes 81,506 shares owned of record by Mr. Willis' wife and two children.
                             ELECTION OF DIRECTORS
     The Restated Articles of Incorporation of Cone Mills Corporation provide for a Board of Directors consisting of not less than nine (9) or more than fifteen (15) members as determined by the majority vote of the entire Board of Directors. The Board has set the number of directors at ten. The Restated Articles of Incorporation further provide that the Board shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the entire Board permits. The terms of four Class II Directors expire at the 1994 Annual Meeting, and the persons elected at the Annual Meeting to fill the Class II vacancies will serve terms of three years or until their successors are elected and qualified. The
                                       2

Board of Directors proposes that the four persons nominated below be elected as Class II Directors for terms expiring at the 1997 Annual Meeting. Each person nominated below is an incumbent director of the Corporation.
     The persons nominated below will be elected if they receive a plurality of the votes cast for their election. Abstentions and broker nonvotes will not affect the election results if a quorum is present. Unless otherwise specified, the persons named in the accompanying proxy intend to vote the shares represented by proxy for election of the nominees named below. If any nominee should not be available to serve for any reason (which is not anticipated), the proxy holders may vote for substitute nominees designated by the Board of Directors.
     The following information is furnished with respect to the nominees:

                                                             PRINCIPAL OCCUPATION; BUSINESS
                                                              EXPERIENCE PAST FIVE YEARS;                             DIRECTOR
        NAME           PRESENT AGE                              AND OTHER DIRECTORSHIPS                                SINCE
                                           NOMINEES FOR THREE-YEAR TERM (CLASS II)
J. Patrick Danahy           50       President and Chief Executive Officer of the Corporation (1990-Present);           1989
                                     President and Chief Operating Officer (1989-1990); Vice President of the
                                     Corporation and President of the Cone Finishing Division (1986-1989)
Leslie W. Gaulden           71       Retired November 30, 1987; Vice President and Controller of the Corporation        1986
                                     (1984-1987)
Jeanette C. Kimmel          55       Private Investment Management                                                      1971
John W. Rosenblum           50       Tayloe Murphy Professor of the Darden Graduate School of Business                  1993
                                     Administration, University of Virginia (1993-Present); Dean, Darden Graduate
                                     School of Business Administration (1982-1993); Director, Cadmus Communications
                                     Corporation; Chesapeake Corporation, Comdial Corporation; The Providence
                                     Journal Company; and T. Rowe Price & Associates.

     The following information is furnished with respect to directors continuing in office.

                                                              PRINCIPAL OCCUPATION; BUSINESS
                                                               EXPERIENCE PAST FIVE YEARS;                            DIRECTOR
    NAME OF NOMINEE     PRESENT AGE                              AND OTHER DIRECTORSHIPS                               SINCE
                                                CLASS I (TERM EXPIRING IN 1996)
  John L. Bakane             43       Vice President and Chief Financial Officer of the Corporation                     1989
                                      (1988-Present); Vice President of the Corporation (1986-1988)
  Charles M. Reid            59       Director, President and Chief Executive Officer, United Guaranty Corporation      1988
                                      (1987-Present)
  Richard S. Vetack          57       Senior Vice President of the Corporation and President of the Textile Products    1988
                                      Group (1987-Present)
                                               CLASS III (TERM EXPIRING IN 1995)
  Doris R. Bray              56       Partner, Schell Bray Aycock Abel & Livingston (Attorneys at Law)                  1989
                                      (1987-Present)
  Dewey L. Trogdon           62       Retired March 31, 1992; Chairman of the Board of Directors                        1978
                                      (1981-Present); Chief Executive Officer of the Corporation (1980-1990);
                                      President of the Corporation (1979-1980; 1987-1989); Director, First Union
                                      Corporation
  Bud W. Willis III          51       Vice President of the Corporation (1985-Present); Executive Vice President of     1988
                                      the Textile Products Group (1991-1992); and President, Denim Division of
                                      Textile Products Group (1992-Present)

                       COMMITTEES AND DIRECTOR ATTENDANCE
     During the year ended January 2, 1994, the Board of Directors of the Corporation held five meetings and the Executive, Compensation, and Audit Committees held three meetings each. Each director attended at least 75% of the aggregate of Board of Directors' meetings and meetings of Committees of the Board on which he or she served during 1993.
     The Executive Committee generally has the same authority as the Board to manage the affairs of the Corporation but may not make determinations with respect to dissolutions, mergers, amendments to the Articles of Incorporation or Bylaws, compensation, removal of directors or declaration of dividends. Executive Committee members are Dewey L. Trogdon, Chair, John L. Bakane, Doris
R. Bray, J. Patrick Danahy and Charles M. Reid.
                                       3

     The Audit Committee's principal responsibilities consist of recommending to the Board of Directors the selection of the Corporation's independent accountants, reviewing the scope and results of completed audits, reviewing the Corporation's internal audit staff functions and evaluating the quality of the Corporation's financial reporting and internal control systems. Audit Committee members are Leslie W. Gaulden, Chair, Jeanette C. Kimmel and Doris R. Bray.
     The Corporation also has a Compensation Committee. See "Compensation Committee Report on Executive Compensation" and "Compensation Committee Interlocks and Insider Participation."
     The Board of Directors does not have a standing nominating committee; however, in relation to nominations, the Executive Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and candidates for membership on the Board. The Committee has not established procedures for the submission by shareholders of proposed candidates for its consideration. The Executive Committee met one time in 1993 in relation to the increase of the size of the Board and to consider a candidate for the new position created.
      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
     Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during fiscal 1993. All of these filing requirements were satisfied by its directors, officers and 10 percent holders. In making these statements, the Company has relied on the written representations of its directors, officers and 10 percent holders and copies of the reports that they have filed with the Commission.
                             EXECUTIVE COMPENSATION
     The following information relates to all compensation awarded to, earned by or paid pursuant to a plan or otherwise, to (i) the Chief Executive Officer of the Corporation (the "CEO") and (ii) the four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Corporation on December 31, 1993, the last business day of the fiscal year ending on January 2, 1994. The CEO and the four most highly compensated officers are referred to herein as the Named Executive Officers.
     The following information does not reflect any compensation earned and paid to the Named Executive Officers subsequent to January 2, 1994, unless otherwise indicated. Any such compensation earned and paid to the Named Executive Officers during 1994 will be recorded in the proxy statement for the Corporation's 1995 Annual Meeting of Shareholders, unless such compensation is required to be reported previously.
SUMMARY COMPENSATION TABLE
     The following table sets forth for the Named Executive Officers for each of the last three fiscal years annual compensation amounts as indicated by the applicable table headings. Annual Compensation, columns (c), (d) and (e), includes base salary and bonus earned during the year covered and, if applicable, other annual compensation not properly categorized as salary or bonus. Long-Term Compensation, column (g), reports the number of shares underlying stock option grants to the Named Executive Officers during 1993. The Named Executive Officers were not awarded, granted or paid any forms of compensation that are required to be reported in the Long-Term Compensation columns (f) or (h).
                                       4

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                                AWARDS
                                                        ANNUAL COMPENSATION                                          PAYOUTS
                                                                                                           (G)
                                                                          (E)                           SECURITIES     (H)
                                                    (C)       (D)     OTHER ANNUAL         (F)          UNDERLYING    LTIP
                   (A)                      (B)   SALARY     BONUS    COMPENSATION   RESTRICTED STOCK    OPTIONS     PAYOUTS
       NAME AND PRINCIPAL POSITION         YEAR     ($)     ($)(1)     ($)(2)(4)        AWARDS ($)         (#)         ($)
J. Patrick Danahy                           1993  400,000   290,000        50,501(3)          --          30,000         --
  President and                             1992  375,000   300,000       967,086(3)          --              --         --
  Chief Executive Officer                   1991  325,000        --            --             --              --         --
Richard S. Vetack                           1993  270,000   162,000        84,374(3)          --          25,000         --
  Senior Vice President,                    1992  250,000   212,000     2,128,192(3)          --              --         --
  the Corporation; President,               1991  235,000        --            --             --              --         --
  Textile Products Group
John L. Bakane                              1993  245,000   165,000        67,499(3)          --          25,000         --
  Vice President and                        1992  230,000   171,000     1,775,977(3)          --              --         --
  Chief Financial Officer                   1991  200,000        --            --             --              --         --
Norman Friedman                             1993  220,000    97,000            --             --              --         --
  Vice President, the                       1992  210,000   120,000            --             --              --         --
  Corporation; President,                   1991  200,000    40,000            --             --              --         --
  John Wolf Division
Bud W. Willis III                           1993  235,000   137,000            --             --          25,000         --
  Vice President, the                       1992  220,000   147,000       994,960(3)          --              --         --
  Corporation; President                    1991  200,000        --            --             --              --         --
  Denim Division
                                               (I)
                                            ALL OTHER
                   (A)                     COMPENSATION
       NAME AND PRINCIPAL POSITION          ($)(2)(5)
J. Patrick Danahy                             10,784
  President and                                6,974
  Chief Executive Officer                         --
Richard S. Vetack                             12,057
  Senior Vice President,                       8,864
  the Corporation; President,                     --
  Textile Products Group
John L. Bakane                                 7,947
  Vice President and                           5,200
  Chief Financial Officer                         --
Norman Friedman                               17,688
  Vice President, the                         12,773
  Corporation; President,                         --
  John Wolf Division
Bud W. Willis III                              9,554
  Vice President, the                          6,898
  Corporation; President                          --
  Denim Division

(l) All bonuses were paid pursuant to a Management Incentive Plan for the fiscal years shown. See "Compensation Committee Report on Executive Compensation."
(2) Information under columns (e) and (i) is not required for 1991.
(3) Represents cash payments based upon federal and state income tax savings expected to be realized by the Corporation upon the exercise of Nonqualified Options under the Cone Mills Corporation 1984 Stock Option Plan. See "Compensation Committee Report on Executive Compensation."
(4) Does not include the amount of the incremental cost of certain incidental benefits, perquisites and other benefits, securities or property which in the aggregate do not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for the Named Executive Officer.
(5) Represents the Corporation's matching contributions to the 401(k) plans (Supplemental Retirement Plan and Employee Equity Plan) and the dollar value of insurance premiums paid by the Corporation with respect to group term life insurance for benefit of the Named Executive Officers as follows:
    A. 401(k) Plan matching contributions for 1992 and 1993 respectively: Mr. Danahy ($4,364 and $8,000); Mr. Vetack ($4,364 and $7,197); Mr. Bakane
       ($4,364 and $6,947); Mr. Friedman ($2,189 and $6,600) and Mr. Willis
       ($4,364 and $6,847).
       B. Insurance Premiums for 1992 and 1993 respectively: Mr. Danahy ($2,610 and $2,784); Mr. Vetack ($4,500 and $4,860); Mr. Bakane ($836 and
          $1,000); Mr. Friedman ($10,584 and $11,088); and Mr. Willis ($2,534
          and $2,707).
                                       5

STOCK OPTION GRANTS IN LAST FISCAL YEAR
     The following sets forth certain information with respect to options granted to the Named Executive Officers during the fiscal year ended January 2, 1994.
                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                     (B)               (C)
                                  NUMBER OF         PERCENT OF
                                 SECURITIES       TOTAL OPTIONS         (D)
                                 UNDERLYING          GRANTED        EXERCISE OR          (E)
(A)                                OPTIONS         TO EMPLOYEES     BASE PRICE        EXPIRATION
            NAME               GRANTED (#) (1)    IN FISCAL YEAR      ($/SH)             DATE
J. Patrick Danahy                   30,000               6.0           15.625         2/17/2003
Richard S. Vetack                   25,000               5.0           15.625         2/17/2003
John L. Bakane                      25,000               5.0           15.625         2/17/2003
Norman Friedman                         --            --                   --                --
Bud W. Willis, III                  25,000               5.0           15.625         2/17/2003

                                                     POTENTIAL REALIZABLE VALUE AT
                                                     ASSUMED ANNUAL RATES OF STOCK
                                                 PRICE APPRECIATION FOR OPTION TERM (2)

(A)                                           (F)                                     (G)

            NAME                             5% ($)                                 10% ($)

J. Patrick Danahy                            294,900                                 747,000

Richard S. Vetack                            245,750                                 622,500

John L. Bakane                               245,750                                 622,500

Norman Friedman                                   --                                      --

Bud W. Willis, III                           245,750                                 622,500


(1) Options granted in 1993 are Incentive Stock Options which are exercisable six months after the grant date (February 17, 1993), with 20% of the shares covered thereby becoming exercisable at that time and an additional 20% of the option shares becoming exercisable on each successive anniversary date. The price for shares that may be purchased pursuant to the options is equal to the fair market value of the Corporation's Common Stock on the date of grant.
(2) The dollar amounts under these columns assume that the market price per share of the Corporation's Common Stock appreciates in value from the date of grant to the expiration of the option at the annualized rates indicated. These rates are set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. If the stock price increased by 5% or 10% per year for a period of ten years from the date of grant (February 17, 1993), the total increase in shareholder value would be $259,850,298 and $658,511,673 respectively.
AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE
     The following table shows stock option exercises by the Named Executive Officers during 1993, including the aggregate value of gains on the date of exercise ("Value Realized"). In addition, this table includes the number of shares covered by exercisable and unexercisable options as of January 2, 1994. Also reported, both as to exercisable and unexercisable options, are the values of "in-the-money" options, which are options with a positive spread between the fiscal year-end market price of the underlying Common Stock and the exercise price of such stock options.
              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1993 AND
                         FISCAL YEAR END OPTION VALUES

                                                                                                   (D)
                                                                                                NUMBER OF
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                           (B)                             UNEXERCISED OPTIONS
                                                         SHAREES              (C)               AT 1/2/94
(A)                                                    ACQUIRED ON      VALUE REALIZED        EXERCISABLE/
                       NAME                           EXERCISE (#)          ($)(1)            UNEXERCISABLE
J. Patrick Danahy                                          7,600             81,700            6,000/24,000
Richard S. Vetack                                         13,000            136,500            5,000/20,000
John L. Bakane                                            10,400            109,200            5,000/20,000
Norman Friedman                                               --                 --                      --
Bud W. Willis III                                             --                 --           12,600/20,000

                                                            (E)

                                                    VALUE OF UNEXERCISED
                                                    IN-THE-MONEY OPTIONS
                                                      AT 1/2/94 ($)(2)
(A)                                                     EXERCISABLE/
                       NAME                            UNEXERCISABLE
J. Patrick Danahy                                        7,500/30,000
Richard S. Vetack                                        6,250/25,000
John L. Bakane                                           6,250/25,000
Norman Friedman                                                    --
Bud W. Willis III                                       94,600/25,000

(1) Fair market value on date of exercise less exercise price.
(2) Based on $16.875 fair market value per share on December 31, 1993, the last trading day of fiscal year 1993.
                                       6

LONG-TERM INCENTIVE PLAN AWARDS TABLE
     The Corporation does not have a long-term incentive plan in effect.
PENSION PLAN TABLE
     The following table sets forth in the ERP column the estimated annual benefits payable in 1994 upon retirement at age 65 under the Employees' Retirement Plan of Cone Mills Corporation (the "ERP") in the compensation and years of service categories indicated. Benefit amounts shown are payable for life with no contingent death benefits. Benefits are based upon total annual salary and bonus, compensation in excess of the amount covered by Social Security as determined in the year of retirement and total years of service. The years of service credited as of March 31, 1994, for the Named Executive Officers are: Mr. Danahy -- 22 years; Mr. Vetack -- 30 years; Mr. Bakane -- 18 years; Mr. Friedman -- 31 years; and Mr. Willis -- 23 years.
     Pension benefits under the ERP are subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The aggregate annual pension which may be paid under the ERP and all other defined benefit plans of the Corporation taken together is generally restricted to $118,800 in 1994. In addition, the Code limits annual compensation of each employee that can be taken into account in computing pension benefits to $235,840 in 1993 and to $150,000 in 1994. These amounts are adjusted for cost of living each year as provided in the Code. Pension benefits that cannot be paid from the ERP by reason of the limitations in the Code are provided by the Corporation's Excess Benefit Plan and by the Supplemental Executive Retirement Plan, both of which are unfunded, nonqualified excess benefit plans. Such amounts are identified in the following table in the columns headed "NQP". The Corporation accrues annually the estimated expense for providing benefits under the ERP and the nonqualified plans, as determined by an independent consulting actuary; however, this expense cannot be specifically allocated to any individual or to the Named Executive Officers as a group under the funding method used by the actuary.
         APPROXIMATE ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED (1)

     AVERAGE ANNUAL
COMPENSATION FOR HIGHEST
 CONSECUTIVE FIVE YEARS
 DURING LAST TEN YEARS             15 YEARS                 20 YEARS                 25 YEARS                  30 YEARS
   BEFORE RETIREMENT           ERP          NQP         ERP          NQP         ERP          NQP          ERP          NQP
$200,000                     $ 62,255    $     988    $ 81,114    $     988    $ 93,112    $     604    $ 104,690    $     604
$300,000                       62,372       33,808      81,308       43,643      93,304       49,268      104,907       55,282
$400,000                       62,372       66,745      81,308       86,461      93,304       98,125      104,907      110,177
$500,000                       62,372       99,682      81,308      129,279      93,304      146,981      104,907      165,072
$600,000                       62,372      132,619      81,308      172,097      93,304      195,838      104,907      219,967
$700,000                       62,372      165,556      81,308      214,915      93,304      244,694      104,907      274,862
$800,000                       62,372      198,493      81,308      257,733      93,304      293,551      104,907      329,757
$900,000                       62,372      231,430      81,308      300,551      93,304      342,407      104,907      384,652
     AVERAGE ANNUAL
COMPENSATION FOR HIGHEST
 CONSECUTIVE FIVE YEARS
 DURING LAST TEN YEARS           35 YEARS
   BEFORE RETIREMENT         ERP          NQP
$200,000                  $ 111,306    $     329
$300,000                    111,538       58,287
$400,000                    111,538      116,475
$500,000                    111,538      174,664
$600,000                    111,538      232,853
$700,000                    111,538      291,041
$800,000                    111,538      349,230
$900,000                    111,538      407,419

(1) Pension benefits provided by the ERP with respect to service after 1983 are subject to a "floor offset" arrangement in conjunction with the Cone Mills Corporation 1983 ESOP (the "1983 ESOP"), a separate defined contribution pension plan maintained by the Corporation. The amounts shown in the above table are calculated on the assumption that the participant elects to receive the maximum pension benefit available under the ERP, and in accordance with the terms of each plan, authorizes a transfer of funds in his 1983 ESOP account to the trustee of the ERP in a dollar amount equal to the actuarial equivalent of the pension benefit attributable to service after 1983. The balance, if any, in the 1983 ESOP account will be distributed to the participant. To the extent that a participant's 1983 ESOP account is insufficient to fund the pension benefits attributable to service after 1983, the cost of benefits not covered by the 1983 ESOP will be funded through the ERP. If the participant does not elect to transfer funds from his 1983 ESOP account to the trustee of the ERP, his account balance will be distributed in accordance with the terms of the 1983 ESOP, and his pension payable from the ERP with respect to service after 1983 will be reduced (but not below zero) by the actuarial equivalent of his 1983 ESOP account balance. The 1983 ESOP is designed to invest primarily in qualifying securities under ERISA. Assets of the 1983 ESOP consist of shares of the Corporation's Class A Preferred Stock and other money market and marketable debt securities which are allocated to individual accounts of participants. The fair market value of the stock is determined by independent appraisal performed several times each year. No contributions to the 1983 ESOP have been made for salaried employees since 1986. The value of the account in the 1983 ESOP for each of the Named Executive Officers as of
                                       7

    January 2, 1994, was: Mr. Danahy -- $96,300; Mr. Vetack -- $56,226; Mr.
    Bakane -- $51,646; Mr. Friedman -- $-0-; and Mr. Willis -- $111,264.
COMPENSATION OF DIRECTORS
     Directors who are also officers of the Corporation do not receive additional compensation for service as directors or as members of committees of the Board of Directors. Nonemployee directors receive a retainer fee of $17,000 per year and an attendance fee of $1,000 per diem for meetings of the Board of Directors and any committee of the Board held on the same day. The fee for a Committee meeting not held on the same day as a Board meeting is $500. Travel expenses of directors incurred in attending meetings are reimbursed by the Corporation. In 1993, retainers and attendance fees paid to all directors totaled $104,267.
     The Corporation has recommended to the shareholders for adoption a stock option plan whereby each nonemployee director will receive each year after the annual meeting of shareholders a stock option grant to purchase 1,000 shares of Common Stock at the fair market value of a share of Common Stock on the grant date. See a discussion of the proposal at page 12.
     The Board of Directors has approved a Consulting Agreement between the Corporation and Dewey L. Trogdon whereby Mr. Trogdon provides consultation and advice. Mr. Trogdon's consulting fee was $30,000 per calendar quarter in 1993 and is $15,000 per calendar quarter in 1994. In addition, Mr. Trogdon was reimbursed for expenses incurred by him in providing such consulting services. The consulting fee payments are in addition to any pension or other supplemental retirement benefits that Mr. Trogdon is entitled to receive by reason of his service as an employee of the Corporation.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Norman Friedman retired on December 31, 1993, as an active employee and officer of the Corporation. The Corporation has entered into a Consulting Agreement with Mr. Friedman for calendar year 1994 by which Mr. Friedman will perform consulting services as requested by the Chief Executive Officer. The Corporation will pay him $27,500 per quarter and reimburse all travel and entertainment expenses incurred in rendering the consulting services. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The current members of the Compensation Committee are Mr. Charles M. Reid, Mrs. Jeanette C. Kimmel, and Dr. John W. Rosenblum, all of whom are nonemployee directors of the Corporation. Doris R. Bray, who was a member of the Compensation Committee until November 11, 1993, is a partner of Schell Bray Aycock Abel & Livingston, a law firm that regularly serves as counsel to the Corporation. The Corporation and its subsidiary, Cornwallis Development Co., paid to the firm legal fees of $232,806 in 1993.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. It is the responsibility of the Compensation Committee to review and make recommendations to the Board of Directors concerning the salaries of and other cash compensation plans applicable to the Chief Executive Officer and the other executive officers of the Corporation.
  COMPENSATION POLICY
     The Corporation strives to provide executives an opportunity to earn compensation that is fair, reasonable and competitive with that paid by comparable companies to executives in similar positions with similar duties and responsibilities. In accordance with this policy, the Committee is guided by three goals as it considers the compensation of executive officers. First, executive compensation must be effective in attracting, motivating and retaining executives who possess the skills and experience necessary to ensure the Corporation's success. Second, the Corporation should recognize and reward executives for their contributions to the success of the business. Third, the Corporation must be aware of the importance of planning and controlling the cost of executive compensation.
     To implement this policy, the Corporation maintains an executive compensation program that consists of base salaries, annual incentive plans, stock option plans and competitive benefits. It is the belief of the Committee that through these components executives will receive compensation that is competitive as well as compensation that is earned only upon achievement of performance standards as established and approved each year.
                                       8

  SALARIES
     By providing salaries at competitive market levels with other industry leaders, the Corporation rewards and encourages individual performance. The Committee tracks and monitors salary levels the Corporation provides to executives through the use of compensation consultants and available industry information. The Committee generally approaches its decisions in establishing levels of compensation as a process, which requires a substantial amount of judgment against the background of objective information furnished by its consultants. The salary of the Chief Executive Officer is evaluated solely by the Compensation Committee. The salaries of other executive officers are evaluated by the Committee with input from the Chief Executive Officer. Final approval of salaries of the Chief Executive Officer and the other executive officers are made by the independent members of the Board of Directors after receiving recommendations of the Committee.
     In developing current salary levels, including that of the Chief Executive Officer, the Committee reviewed an analysis of cash compensation (base salary and annual bonus or incentives) prepared specifically for the Corporation by a major compensation consulting firm. In the analysis, the Corporation's executive positions were matched with similar positions at other companies based on data from executive compensation surveys, a proprietary survey of the textile industry and proxy statements of companies that appear in the peer line of the Performance Graph below. A weighted composite was developed, and the Committee targeted 1993 and 1994 salary levels to the market median rate of the composite. Specifically, the Committee determined that a salary increase for the Chief Executive Officer was in order to place his salary closer to the market median rate and to recognize satisfactory performance by the Company under his direction.
  INCENTIVE COMPENSATION
     The Corporation has established an annual management incentive plan that links executive compensation to the Corporation's performance. Under the plan, executive officers and other key management employees can earn annual cash incentive bonuses based upon the achievement of corporate and individual goals established at the beginning of each year. Special awards can be made to recognize exceptional individual performance in the discretion of the Committee. No such awards were made in 1993 to the Named Executive Officers. Performance goals are set at the corporate level and at division levels. Corporate level performance targets are determined by measuring return on capital employed and earnings per share. The Committee examines costs of capital and earnings of other public companies (including companies that appear in the performance graph below) as it establishes and approves these targets. Division-level goals are established based on return of capital employed for the division. Awards to individual officers and the aggregate amount of awards to all key management employees must be approved by the Board at year-end.
     The achievable bonus for each officer and management employee is based upon a blend of corporate and/or division and individual goals tailored to that particular executive, based upon his or her responsibilities. Specifically, for the CEO, the corporate goals of return on capital employed and earnings per share accounts for 80% of his incentive compensation and 20% is attributable to individual functional goals. The weight given to each factor comprising the bonus allocation varies for the other executives in accordance with the percentage of target bonus being allocated to corporate, division, or individual goals.
     The incentive compensation awarded to the Chief Executive Officer and the other Named Executives for 1993 is reported in column (d) of the Summary Compensation Table. Based on 1993 results, officers earned from 40% to 73% of base salary depending upon performance and the scope of their responsibilities. The 1993 bonus awards represent significant achievement by executive officers of the performance measures set for 1993.
     Before approving the 1993 bonuses, the Committee met with the Chief Executive Officer in February, 1994 and reviewed the structure and mechanics of the incentive compensation plan and compared performance goals with results. It was noted that the Company had exceeded its objectives established for 1993 as to return on capital employed and for corporate objectives, as to earnings per share. The Committee recommended approval of the bonuses to the full Board, noting very favorable performance by management for the year, including record results and the successful completion of a secondary offering.
  STOCK OPTIONS
     The Corporation maintains the 1984 Stock Option Plan and the 1992 Stock Option Plan through which key management employees have and may receive grants of stock options. No additional grants are available under the 1984 Stock Option Plan. It is the belief of the Committee that since executives earn no rewards through these stock options unless the stock price increases, this form of executive compensation has the potential to benefit shareholders as well as executives by aligning the
                                       9
interests of the Corporation's executives with those of shareholders and by encouraging executives to devote their abilities to the successful operation of the Corporation.
     The Corporation's stock option plans permit the granting of both incentive stock options, as defined under the Internal Revenue Code, and nonqualified options. The exercise price of these options may not be less than 100 percent of the fair market value of the Common Stock on the date the option is granted. Prior to 1994, the stock option plans were administered by a Stock Option Committee of the Board of Directors consisting of Jeanette C. Kimmel, chair, Doris R. Bray and Leslie W. Gaulden. Beginning in February 1994, all stock option plans of the Corporation will be administered by the Compensation Committee. Both the Stock Option Committee and the Compensation Committee consist of persons who are disinterested persons as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended.
     With respect to grants of stock options, the Committee currently operates under the general objective that stock option grants to executives should be considered every two years. Stock option grants are made in the discretion of the Committee, which considers stock options to provide incentive to executives, because they have value only if the Corporation's stock appreciates in value. As reported in the Option Grants Table above, incentive stock options were granted in 1993 to a number of executives and employees, including the Chief Executive Officer and the other Named Executive Officers. In making the grants, the Stock Option Committee considered that no options had been granted to the Named Executive Officers in four years and deemed it an appropriate time to make option grants in the amount set forth in the Option Grants Table. The Stock Option Committee allocated the total number of stock options granted in 1993 to individuals based on a three-tier structure. It was determined that 20 percent of all options granted in 1993 would be granted to the Named Executive Officers, 30 percent of the options would be granted to other corporate officers and 50 percent of the options would be granted to other key employees. The specific number of stock options granted to each individual within the Named Executive Officer tier was determined by the Stock Option Committee based on job responsibilities. The specific number of stock options granted to each individual within the other two tiers was based upon recommendations of the Chief Executive Officer based on salary grades. The number of shares of Common Stock or outstanding options currently held by each option grantee was not a consideration in determining the number of options that were granted to each person in 1993.
     Non-qualified stock options granted by the Corporation may include a provision whereby the Corporation will pay to the executive an amount that is equal to the savings the Corporation realizes through tax deductions related to the option exercise. The amount of payments to the Named Executive Officers under this tax reimbursement feature of the stock option plans is reported in column (e) of the Summary Compensation Table. The Committee believes this form of compensation is in accordance with the Compensation Policy of the Corporation because it enables the executives to retain shares the executives otherwise would have needed to sell to meet tax obligations. The number of shares of Corporation common stock received by the Named Executive Officers is reported in the table entitled Aggregated Option Exercises in Fiscal Year 1993 and Fiscal Year End Option Values above. The Committee believes that the exercise of stock options by executives has resulted in significant share ownership of executives of the Corporation that should strengthen the mutuality of interests between management and shareholders.
     The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits for 1994 and years thereafter to $1,000,000 the amount that can be deducted by a publicly held corporation for compensation paid to the Named Executive Officers unless the compensation in excess of $1,000,000 is performance based or meets certain other conditions. As the regulations implementing OBRA have only recently been implemented and as the compensation in 1994 not qualifying as performance based under OBRA to any one of the Named Executive Officers is not anticipated to exceed $1,000,000, the Committee did not consider the deductibility limits in making its compensation decisions for 1994 for any one of the Named Executive Officers. However, the Committee's policy is to design and administer compensation programs which meet the objectives set forth above and which reward executives for corporate performance which meets established financial goals, and to the extent reasonably practicable and to the extent consistent with its other compensation objectives, to maximize the amount of compensation expense that is tax-deductible by the Corporation.

COMPENSATION COMMITTEE                                          STOCK OPTION COMMITTEE
  Charles M. Reid, Chair                                        Jeanette C. Kimmel, Chair
  Jeanette C. Kimmel                                              Doris R. Bray
  John W. Rosenblum                                               Leslie W. Gaulden

                                       10

PERFORMANCE GRAPH
     The following graph compares the percentage change in the cumulative total shareholder return on the Corporation's Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with a peer group index developed by KPMG Peat Marwick, assuming reinvestment of dividends. The Corporation's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934 on June 18, 1992, in connection with an initial public offering of 6,000,000 shares. Accordingly, the measurement period selected by the Corporation for its Performance Graph begins on June 17, 1992, the last trading day before the initial public trading of Cone Common Stock, and ends on December 31, 1993, the last trading day of the Corporation's fiscal year.
     The Peer Group index has been constructed by calculating the cumulative total return of the common stock of the following companies: Burlington Industries, Inc.; Delta Woodside Industries, Inc.; Dixie Yarns, Inc.; Fieldcrest Cannon, Inc.; Guilford Mills, Inc.; and Springs Industries, Inc. The return of each peer company was weighted according to its stock market capitalization as of the beginning of the period.
                        COMPARISON OF SHAREHOLDER RETURN
                    AMONG CONE MILLS, S&P 500 AND PEER GROUP
                  (Comparison Graph appears here--see appendix)
                                       11

            APPROVAL OF THE CONE MILLS CORPORATION 1994 STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS
     On August 19, 1993, the Board of Directors of the Corporation adopted The Cone Mills Corporation 1994 Stock Option Plan for Non-Employee Directors (the "Plan") and approved its submission to the shareholders for approval. The following summary describes the principal features of the Plan and is qualified in its entirety by the text of the Plan.
     The purpose of the Plan is to enable the Corporation to compensate non-employee members of the Board of Directors in part through incentives which are linked directly to increases in shareholder value. An aggregate of 100,000 shares of Common Stock shall be available for grant under the Plan subject to proportionate adjustments for any increase or decrease in the number of issued shares of Common Stock resulting from a sub-division or consolidation of shares or the payment of a stock dividend on common shares or any other increase or decrease in the number of shares effected without receipt of consideration by the Corporation.
     Pursuant to the terms of the Plan, each Eligible Director of the Corporation is granted, on the fifth business day after each annual meeting of shareholders ("grant date"), an option to purchase 1,000 shares of Common Stock. The price at which shares of Common Stock may be purchased under the Plan is the fair market value of the Common Stock at the grant date. The fair market value is the closing price of the Common Stock as reported on the composite tape of the New York Stock Exchange. The closing price of the Common Stock on March 23, 1994, was $15.00. An Eligible Director is defined as a director, who at the time of the grant, is not an employee of the company or its subsidiaries. Currently, six directors would be eligible to receive options under the Plan. The following table sets forth the benefits the eligible group will receive in 1994 if the Plan is approved:
                               NEW PLAN BENEFITS
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                                                                    SECURITIES UNDERLYING
NAME AND POSITION(1)                                                                     OPTIONS (#)
Non-Executive Director Group (6) persons.........................................           6,000

(1) Named Executive Officers, executives, and employees are not eligible to receive options pursuant to the Plan. A dollar value of the options to be received is not presently determinable.
     The Plan is administered by the Board of Directors; however, the Board may, in its discretion, delegate to a committee of members of the Board its authority with respect to the administration of the Plan. The Board of Directors has no discretion as to the date of the grants or the option price.
     Options granted under the Plan shall be non-qualified stock options. No options may be granted under the Plan after August 19, 2003, but awards granted prior to that date may extend beyond such date.
     Under the Plan, options are granted for a term of seven years from the date of grant. The option may be exercised only during the term and during the time the optionee is a director or three months after termination of the directorship.
     An option granted under the Plan is not assignable or transferable other than by will or the laws of descent and distribution, and an option shall be exercisable during the lifetime of the optionee only by him or her. An option transferred by will or the laws of descent and distribution may only be exercised by the legatee or distributee during the one year period following the optionee's death or earlier expiration of the option.
     Options may be exercised by giving written notice to the Corporation, specifying the number or shares to be purchased, accompanied by the full purchase price for the shares to be purchased either in cash, by check or by delivery of shares of Common Stock with a value equal to the purchase price. In addition, when an optionee is required to pay tax withholdings to the Corporation under applicable income tax or other laws in connection with the exercise of an option, the optionee must satisfy this obligation to the Corporation prior to the delivery of the shares.
     There will be no federal income tax consequences to either the optionee or the Corporation on the grant of a non-qualified option. On the exercise of such an option, the optionee has taxable ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Corporation will be entitled to a tax deduction in an amount equal to such difference, provided the Corporation complies with applicable withholding rules. On the sale or exchange of shares received upon exercise of an option at a gain, the optionee will recognize long-term or short-
                                       12
term capital gain equal to the difference between the amount realized on the sale and the fair market value on the date of exercise. The Stock Option Agreement which each optionee will sign with the Corporation provides that the shares cannot be sold during the six-month period after the date of grant. If the option is exercised prior to the expiration date of such restrictive period, the share certificates will bear a restrictive legend prohibiting the sale of the shares during such period.
     The Plan may not be amended or modified without shareholder approval if such approval is required to satisfy any applicable statutory or regulatory requirements. No amendment shall be made more than once every six months nor shall any amendment increase the number of shares subject to the Plan or change the individuals eligible to receive option grants or reduce the option price.
     The proposed Plan requires the approval of the majority of the outstanding shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the proposal.
     The Board recommends a vote FOR the adoption of The Cone Mills Corporation 1994 Stock Option Plan for Non-Employee Directors.
                             SELECTION OF AUDITORS
     The Corporation's Board of Directors has appointed McGladrey & Pullen, independent certified public accountants, as auditors of the Corporation's records for the fiscal year 1994. McGladrey & Pullen or its predecessor has acted as auditors for the Corporation since 1943 and continue to be considered by the Board to be well qualified.
     Although not required to do so, the Board believes it is desirable to submit its appointment of said firm to the shareholders at the Annual Meeting for ratification. Representatives of McGladrey & Pullen are expected to be present at the meeting and will be available to respond to appropriate questions or make a statement if they desire to do so.
                   RECOMMENDATIONS OF THE BOARD OF DIRECTORS
     The Board of Directors recommends that shareholders vote FOR electing the Board of Directors' nominees for director as set forth in this proxy statement, FOR approval of the Cone Mills Corporation 1994 Stock Option Plan for Non-Employee Directors, and FOR ratifying the Board of Directors' appointment of McGladrey & Pullen as independent auditors for the year ending January 1, 1995.
                             SHAREHOLDER PROPOSALS
     In the event any shareholder wishes to present a proposal at the 1995 Annual Meeting of Shareholders, such proposal must be received by the Corporation for inclusion in the proxy statement and form of proxy relating to such meeting on or before December 6, 1994, and must conform to such other requirements as may be imposed by the Securities and Exchange Commission.
                                 OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed of any matter to be acted upon at the Annual Meeting other than those specifically referred to in this Proxy Statement. If other matters should properly come before the Annual Meeting it is intended that the holders of the proxies will act in respect thereto in accordance with their best judgment.
     By order of the Board of Directors.
                                         TERRY L. WEATHERFORD
                                         SECRETARY
                                       13

                             CONE MILLS CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 10, 1994
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    THE UNDERSIGNED HEREBY APPOINTS TERRY L. WEATHERFORD AND NEIL W. KOONCE, OR EITHER OF THEM, PROXIES WITH FULL POWER OF SUBSTITUTION TO VOTE ALL SHARES OF COMMON STOCK OF CONE MILLS CORPORATION, STANDING IN THE NAME OF THE UNDERSIGNED AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD MAY 10, 1994, AND ANY ADJOURNMENT THEREOF, AS FOLLOWS:
1. ELECTION OF DIRECTORS (CLASS II).

  [ ] FOR ALL NOMINEES LISTED BELOW   [ ] WITHHOLD AUTHORITY TO VOTE FOR
  (EXCEPT                               ALL NOMINEES LISTED BELOW
     AS MARKED TO THE CONTRARY
BELOW)

   J. PATRICK DANAHY, LESLIE W. GAULDEN, JEANETTE C. KIMMEL, JOHN W. ROSENBLUM (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW).
2. TO APPROVE THE CONE MILLS CORPORATION 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

[ ] FOR    [ ] AGAINST [ ] ABSTAIN

3. TO RATIFY APPOINTMENT OF MCGLADREY & PULLEN AS INDEPENDENT AUDITORS.

[ ] FOR    [ ] AGAINST  [ ] ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                          (Continued on Reverse Side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN THE PROXY STATEMENT AND FOR PROPOSALS 2 AND 3.
Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
                                              DATED:                      , 1994

****************************************************************************
                              APPENDIX

On the Dear Shareholder's page the Cone Mills logo appears where noted.

On Page 11 the Comparison Graph appears where indicated. The plot points are as follows:


                   6/17/92       12/31/92      12/31/93
Cone Mills         $100          $143          $169
S&P 500            $100          $111          $122
Peer Group         $100          $105          $107